                                                                     EX-99.B8


                                                           AMENDED
                                                           APPENDIX B - CUSTODY
                                                           AGREEMENT



                                   APPENDIX B


The CUSTODY AGREEMENT between UMB BANK, N.A. and VAN WAGONER FUNDS, INC. dated December 29, 1995, is hereby amended to include the following Funds:


                        VAN WAGONER EMERGING GROWTH FUND
                            VAN WAGONER MID-CAP FUND
                           VAN WAGONER MICRO-CAP FUND
                         VAN WAGONER POST VENTURE FUND
                     VAN WAGONER CAPITAL APPRECIATION FUND
                            VAN WAGONER GROWTH FUND
                          VAN WAGONER TECHNOLOGY FUND













    VAN WAGONER FUNDS, INC.                   UMB BANK, N.A.


    By:           /s/ Garrett R. Van Wagoner  By:      /s/ Ralph R. Santoro
                  --------------------------           --------------------

    Title:        President                   Title:   Vice President
                  --------------------------           --------------------

    Date:         October 15, 1997            Date:    October 14, 1997
                  --------------------------           --------------------